SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): May 20, 1996




                          FORT HOWARD CORPORATION

           (Exact name of registrant as specified in its charter)



          Delaware                       1-6901                39-1090992

(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)



1919 South Broadway, Green Bay, Wisconsin                            54304

(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (414) 435-8821





















ITEM 5.  OTHER EVENTS

      On May 21, 1996, Fort Howard Corporation announced that on May 20, 1996, it received a subpoena to provide certain documents to a federal grand jury in Cleveland that is investigating possible antitrust violations in the sanitary paper products industry.

     The grand jury investigation appears to relate to the broad-based civil antitrust investigation of the industry started by the United States Department of Justice in 1994.

     According to Fort Howard's spokesman, Clifford A. Bowers, the company has a history of high ethical standards in all aspects of its business. Fort Howard fully cooperated with the Justice Department on all earlier requests for information regarding this industry-wide investigation, and it will continue to do so.












                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           FORT HOWARD CORPORATION
                                                 (Registrant)



                                           By:  /s/ James W. Nellen II
                                           Name:   James W. Nellen II
                                           Title:  Vice President



Dated:  May 22, 1996